Exhibit 99.1

Greif Reports Third Quarter 2022 Results
DELAWARE, Ohio (August 31, 2022) – Greif, Inc. (NYSE: GEF, GEF.B), a global leader in industrial packaging products and services, today announced third quarter 2022 results.
Third Quarter Financial Highlights include (all results compared to the third quarter of 2021 unless otherwise noted):
•Net income of $141.8 million or $2.36 per diluted Class A share increased compared to net income of $113.0 million or $1.89 per diluted Class A share. Net income, excluding the impact of adjustments(1), of $141.7 million or $2.35 per diluted Class A share increased compared to net income, excluding the impact of adjustments, of $115.9 million or $1.93 per diluted Class A share.
•Adjusted EBITDA(2) of $251.0 million, an increase of $13.2 million compared to Adjusted EBITDA of $237.8 million.
•Net cash provided by operating activities increased by $114.4 million to $209.3 million. Record adjusted free cash flow(3) increased by $111.7 million to a source of $175.8 million.
•Total debt decreased by $208.9 million to $2,058.7 million. Net debt(4) decreased by $236.6 million to $1,931.2 million. The Company’s leverage ratio(5) decreased to 1.99x from 2.12x sequentially and from 2.80x in the prior year quarter.
Strategic Actions and Announcements
•Held Investor Day 2022 in New York City on June 23, 2022. A key area of discussion was the new Build to Last strategy, which included capital allocation priorities and long-term growth expectations under this strategy.
•Initiated $150.0 million share repurchase program.
CEO Commentary
“Our team delivered an outstanding third quarter financial result, remaining steadfast and execution-focused during a time of macroeconomic uncertainty,” said Ole Rosgaard, President and Chief Executive Officer. “This commitment has led to a rock-solid balance sheet, record free cash flow generation, and EBITDA growth. Our team has done an outstanding job transforming our business, as evidenced by volume growth compared to pre-pandemic 2019 volume levels, despite sequential declines from higher volumes last year. In addition to financial success, our teams have continued to deliver Legendary Customer Service, and made notable progress to further foster Thriving Communities at Greif and Protect Our Future through industry-leading sustainability practice.”
Build to Last Mission Progress
Building upon our Investor Day discussion, in addition to the quarterly releases which support our Build to Last mission of Ensuring Financial Strength, we will continue to update the investment community quarterly regarding key progress on our additional three Build to Last missions.
Customer satisfaction surveys are a key component of our mission to deliver Legendary Customer Service. Our long-term objective is a trailing twelve-month CSI(6) score of 95.0 or greater. Our consolidated CSI score was 94.3 at the end of the third quarter 2022. CSI for the Global Industrial Packaging segment was 94.1. CSI for the Paper Packaging & Services segment was 95.1.
Towards our mission of Creating Thriving Communities, during the third quarter, we have complemented our continuing efforts by signing the Columbus Commitment, a pledge to close the wage gap and achieve gender pay equity at Greif.

Lastly, as we continue to make steps to Protect Our Future, during the third quarter, we advanced our progress toward setting 2030 ESG targets, which will be announced during our fourth quarter 2022.
(1)    Adjustments that are excluded from net income before adjustments and from earnings per diluted Class A share before adjustments are restructuring charges, integration related costs, non-cash asset impairment charges, non-cash pension settlement charges, incremental COVID-19 costs, net, (gain) loss on disposal of properties, plants, equipment and businesses, net.
(2)     Adjusted EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus integration related costs, plus non-cash asset impairment charges, plus non-cash pension settlement charges, plus incremental COVID-19 costs, net, plus (gain) loss on disposal of properties, plants, equipment and businesses, net.
(3)    Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for integration related costs, plus cash paid for incremental COVID-19 costs, net, plus cash paid for integration related Enterprise Resource Planning (ERP) systems.
(4)    Net debt is defined as total debt less cash and cash equivalents.
(5)    Leverage ratio for the periods indicated is defined as net debt divided by trailing twelve month EBITDA, each as calculated under the terms of the Company's Second Amended and Restated Credit Agreement dated as of March 1, 2022, filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2022 (the "2022 Credit Agreement").
(6)     Customer satisfaction index (CSI) tracks a variety of internal metrics designed to enhance the customer experience in dealing with Greif.
Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release. These non-GAAP financial measures are intended to supplement and should be read together with our financial results. They should not be considered an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of this financial information should not place undue reliance on these non-GAAP financial measures.

Segment Results (all results compared to the third quarter of 2021 unless otherwise noted)
Net sales are impacted mainly by the volume of primary products(7) sold, selling prices, product mix and the impact of changes in foreign currencies against the U.S. Dollar. The table below shows the percentage impact of each of these items on net sales for our primary products for the third quarter of 2022 as compared to the prior year quarter for the business segments with manufacturing operations.

Net Sales Impact - Primary Products	Global Industrial Packaging	Paper Packaging & Services
Currency Translation	(5.2)%	(0.1)%
Volume	(2.0)%	(3.9)%
Selling Prices and Product Mix	17.3%	24.9%
Total Impact of Primary Products	10.1%	20.9%
Global Industrial Packaging
Net sales decreased by $1.1 million to $906.7 million primarily due to approximately $82.0 million of prior year net sales attributable to the Flexibles Products & Services business that was sold on April 1, 2022, negative foreign currency translation impacts of $69.7 million and lower volumes, offset by higher average selling prices.
Gross profit decreased by $21.7 million to $177.7 million. The decrease in gross profit was primarily due to the same factors that impacted net sales and higher raw material costs, partially offset by lower labor costs.
Operating profit decreased by $14.8 million to $107.2 million primarily due to the same factors that impacted gross profit, partially offset by lower SG&A expenses. Adjusted EBITDA decreased by $29.1 million to $117.1 million primarily due to the same factors that impacted operating profit.
Paper Packaging & Services
Net sales increased by $131.4 million to $710.2 million primarily due to higher published containerboard and boxboard prices, partially offset by lower volumes.
Gross profit increased by $49.3 million to $167.3 million. The increase in gross profit was primarily due to the same factors that impacted net sales, partially offset by higher raw material, transportation, labor and utility costs.
Operating profit increased by $49.2 million to $96.7 million primarily due to the same factors that impacted gross profit. Adjusted EBITDA increased by $41.9 million to $131.8 million primarily due to the same factors that impacted operating profit, partially offset by higher SG&A expenses.
Tax Summary
During the third quarter, we recorded an income tax rate of 21.6 percent and a tax rate excluding the impact of adjustments of 21.5 percent. Note that the application of FIN 18 frequently causes fluctuations in our quarterly effective tax rates. For fiscal 2022, we expect our tax rate to range between 27.0 and 31.0 percent and our tax rate excluding adjustments to range between 22.0 and 25.0 percent.
Dividend Summary
On August 30, 2022, the Board of Directors declared quarterly cash dividends of $0.50 per share of Class A Common Stock and $0.75 per share of Class B Common Stock. Dividends are payable on October 1, 2022, to stockholders of record at the close of business on September 16, 2022.

(7)    Primary products are manufactured steel, plastic and fibre drums; new and reconditioned intermediate bulk containers; linerboard, containerboard, corrugated sheets and corrugated containers; and boxboard and tube and core products.

Company Outlook

(in millions, except per share amounts)	Fiscal 2022 Outlook Reported at Q3
Class A earnings per share before adjustments	$7.90 - $8.10
Adjusted free cash flow	$415 - $445
Note: Fiscal 2022 Class A earnings per share guidance on a GAAP basis is not provided in this release due to the potential for one or more of the following, the timing and magnitude of which we are unable to reliably forecast: restructuring-related activities; integration related costs; non-cash pension settlement charges; non-cash asset impairment charges due to unanticipated changes in the business; gains or losses on the disposal of businesses or properties, plants and equipment, net and the income tax effects of these items and other income tax-related events. No reconciliation of the fiscal 2022 Class A earnings per share before adjustments guidance, a non-GAAP financial measure which excludes restructuring charges, integration costs, non-cash asset impairment charges, non-cash pension settlement charges, (gain) loss on the disposal of properties, plants, equipment and businesses, net, is included in this release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts. A reconciliation of 2022 adjusted free cash flow guidance to forecasted net cash provided by operating activities, the most directly comparable GAAP financial measure, is included in this release.
Conference Call
The Company will host a conference call to discuss third quarter 2022 results on September 1, 2022, at 8:30 a.m. Eastern Time (ET). Participants may access the call using the following online registration link: https://conferencingportals.com/event/BDwosPDa. Registrants will receive a confirmation email containing dial in details and a unique conference call code for entry. Phone lines will open at 8:00 a.m. ET on September 1, 2022. A digital replay of the conference call will be available two hours following the call on the Company's web site at http://investor.greif.com. To access the recording, guests can call (888) 330-2413 or (240) 789-2721 and use the conference ID 32605.
Investor Relations contact information
Matt Leahy, Vice President, Corporate Development & Investor Relations, 740-549-6158. Matthew.Leahy@Greif.com
About Greif
Greif is a global leader in industrial packaging products and services and is pursuing its vision: to be the best performing customer service company in the world. The Company produces steel, plastic and fibre drums, intermediate bulk containers, reconditioned containers, containerboard, uncoated recycled paperboard, coated recycled paperboard, tubes and cores and a diverse mix of specialty products. The Company also manufactures packaging accessories and provides filling, packaging and other services for a wide range of industries. In addition, Greif manages timber properties in the southeastern United States. The Company is strategically positioned in over 35 countries to serve global as well as regional customers. Additional information is on the Company's website at www.greif.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Such forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. The most significant of these risks and uncertainties are described in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021. The Company undertakes no obligation to update or revise any forward-looking statements.
Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) historically, our business has been sensitive to changes in general economic or business conditions, (ii) our global operations subject us to political risks, instability and currency exchange that could adversely affect our results of operations, (iii) the COVID-19 pandemic could continue to impact any combination of our business, financial condition, results of operations and cash flows, (iv) the current and future challenging global economy and disruption and volatility of the financial and credit markets may adversely affect our business, (v) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (vi) we operate in highly competitive industries, (vii) our business is sensitive to changes in industry demands and customer preferences, (viii) raw material, price fluctuations, global supply chain disruptions and inflation may adversely impact our results of operations, (ix) energy and transportation price fluctuations and shortages may adversely impact our manufacturing operations and costs, (x) the frequency and volume of our timber and timberland sales will impact our financial performance, (xi) we may not successfully implement our business strategies, including achieving our growth objectives, (xii) we may encounter difficulties or liabilities arising from acquisitions or divestitures, (xiii) we may incur additional rationalization costs and there is no guarantee that our efforts to reduce costs will be successful, (xiv) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xv) certain of the agreements that govern our joint ventures provide our partners with put or call options, (xvi) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xvii) our business may be adversely impacted by work stoppages and other labor relations matters, (xviii) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage and general insurance premium and deductible increases, (xix) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems, (xx) a security breach of customer, employee, supplier or Company information and data privacy risks and costs of compliance with new regulations may have a material adverse effect on our business, financial condition, results of operations and cash flows, (xxi) we could be subject to changes to our tax rates, the adoption of new U.S. or foreign tax legislation or exposure to additional tax liabilities, (xxii) full realization of our deferred tax assets may be affected by a number of factors, (xxiii) we have a significant amount of goodwill and long-lived assets which, if impaired in the future, would adversely impact our results of operations, (xxiv) our pension and post-retirement plans are underfunded and will require future cash contributions and our required future cash contributions could be higher than we expect, each of which could have a material adverse effect on our financial condition and liquidity, (xxv) legislation/regulation related to environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance, (xxvi) product liability claims and other legal proceedings could adversely affect our operations and financial performance, (xxvii) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws, (xxviii) changing climate, global climate change regulations and greenhouse gas effects may adversely affect our operations and financial performance, (xxix) we may be unable to achieve our greenhouse gas emission reduction targets by 2030.
The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission.
All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions, except per share amounts)	2022	2021	2022	2021
Net sales	$1,622.1	$1,490.8	$4,853.7	$3,977.9
Cost of products sold	1,275.2	1,172.0	3,878.4	3,181.0
Gross profit	346.9	318.8	975.3	796.9
Selling, general and administrative expenses	141.6	142.6	440.6	423.7
Restructuring charges	3.1	3.7	10.3	18.8
Integration related costs	2.2	2.4	5.8	6.2
Non-cash asset impairment charges	0.7	—	63.1	1.5
Gain on disposal of properties, plants and equipment, net	(6.4)	(3.0)	(8.1)	(1.3)
Gain on disposal of businesses, net	—	—	(4.2)	—
Timberland gains, net	—	—	—	(95.7)
Operating profit	205.7	173.1	467.8	443.7
Interest expense, net	14.0	23.9	44.3	75.8
Non-cash pension settlement charges	—	0.4	—	9.0
Debt extinguishment charges	—	—	25.4	—
Other expense (income), net	7.3	(0.6)	4.9	2.2
Income before income tax expense and equity earnings of unconsolidated affiliates, net	184.4	149.4	393.2	356.7
Income tax expense	39.9	33.1	105.4	56.5
Equity earnings of unconsolidated affiliates, net of tax	(1.6)	(2.1)	(3.6)	(3.1)
Net income	146.1	118.4	291.4	303.3
Net income attributable to noncontrolling interests	(4.3)	(5.4)	(14.2)	(17.1)
Net income attributable to Greif, Inc.	$141.8	$113.0	$277.2	$286.2
Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$2.38	$1.90	$4.66	$4.81
Class B common stock	$3.58	$2.85	$6.98	$7.21
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$2.36	$1.89	$4.63	$4.80
Class B common stock	$3.58	$2.85	$6.98	$7.21
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.2	26.6	26.5	26.5
Class B common stock	22.0	22.0	22.0	22.0
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.6	26.7	26.7	26.6
Class B common stock	22.0	22.0	22.0	22.0

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in millions)	July 31, 2022	October 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$127.5	$124.6
Trade accounts receivable	868.7	889.5
Inventories	478.5	499.2
Other current assets	173.0	150.8
	1,647.7	1,664.1
Long-term assets
Goodwill	1,472.9	1,515.4
Intangible assets	596.7	648.4
Operating lease assets	253.2	289.4
Other long-term assets	228.5	177.3
	2,551.3	2,630.5
Properties, plants and equipment	1,427.1	1,521.2
	$5,626.1	$5,815.8
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$642.1	$704.5
Short-term borrowings	21.7	50.5
Current portion of long-term debt	50.9	120.3
Current portion of operating lease liabilities	49.4	54.0
Other current liabilities	351.9	384.8
	1,116.0	1,314.1
Long-term liabilities
Long-term debt	1,986.1	2,054.8
Operating lease liabilities	206.7	239.5
Other long-term liabilities	563.7	607.7
	2,756.5	2,902.0

Redeemable noncontrolling interests	17.0	24.1
Equity
Total Greif, Inc. equity	1,701.1	1,514.3
Noncontrolling interests	35.5	61.3
Total equity	1,736.6	1,575.6
	$5,626.1	$5,815.8

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2022	2021	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$146.1	$118.4	$291.4	$303.3
Depreciation, depletion and amortization	51.4	58.1	165.4	176.2
Asset impairments	0.7	—	63.1	1.5
Pension settlement charges	—	0.4	—	9.0
Timberland gains, net	—	—	—	(95.7)
Other non-cash adjustments to net income	0.3	8.0	6.2	(5.3)
Debt extinguishment charges	—	—	22.6	—
Operating working capital changes	21.8	(94.8)	(99.4)	(138.8)
Decrease in cash from changes in other assets and liabilities	(11.0)	4.8	(78.4)	8.5
Net cash provided by operating activities	209.3	94.9	370.9	258.7
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of properties, plants and equipment	(37.2)	(36.5)	(112.2)	(94.2)
Purchases of and investments in timber properties	0.5	(4.9)	(4.6)	(7.4)
Proceeds on the sale of timberlands, net	—	—	—	145.1
Collections of receivables held in special purpose entities	—	—	—	50.9
Payments for issuance of loans receivable	—	—	—	(15.0)
Proceeds from the sale of properties, plant and equipment and businesses, net	8.7	—	156.2	—
Other	—	9.3	(4.7)	6.8
Net cash (used) provided by investing activities	(28.0)	(32.1)	34.7	86.2
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds on long-term debt, net	(37.1)	(38.2)	(149.4)	(225.2)
Dividends paid to Greif, Inc. shareholders	(27.4)	(26.2)	(82.0)	(78.4)
Payments for liabilities held in special purpose entities	—	—	—	(43.3)
Payments for debt extinguishment and issuance costs	—	—	(20.8)	—
Payments for share repurchases	(60.0)	—	(60.0)	—
Forward contract for accelerated share repurchases	(15.0)	—	(15.0)	—
Other	(7.2)	(2.3)	(16.6)	(7.2)
Net cash used in financing activities	(146.7)	(66.7)	(343.8)	(354.1)
Effects of exchange rates on cash	(15.8)	(6.7)	(58.9)	3.1
Net increase (decrease) in cash and cash equivalents	18.8	(10.6)	2.9	(6.1)
Cash and cash equivalents, beginning of period	108.7	110.4	124.6	105.9
Cash and cash equivalents, end of period	$127.5	$99.8	$127.5	$99.8

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY SEGMENT
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2022	2021	2022	2021
Net sales:
Global Industrial Packaging	$906.7	$907.8	$2,827.5	$2,365.1
Paper Packaging & Services	710.2	578.8	2,009.5	1,596.7
Land Management	5.2	4.2	16.7	16.1
Total net sales	$1,622.1	$1,490.8	$4,853.7	$3,977.9
Gross profit:
Global Industrial Packaging	$177.7	$199.4	$540.1	$499.8
Paper Packaging & Services	167.3	118.0	428.9	291.5
Land Management	1.9	1.4	6.3	5.6
Total gross profit	$346.9	$318.8	$975.3	$796.9
Operating profit:
Global Industrial Packaging	$107.2	$122.0	$246.2	$252.4
Paper Packaging & Services	96.7	47.5	215.1	89.1
Land Management	1.8	3.6	6.5	102.2
Total operating profit	$205.7	$173.1	$467.8	$443.7
EBITDA(8):
Global Industrial Packaging	$118.3	$145.0	$301.1	$315.9
Paper Packaging & Services	130.6	84.1	322.1	191.1
Land Management	2.5	4.4	8.7	104.8
Total EBITDA	$251.4	$233.5	$631.9	$611.8
Adjusted EBITDA(9):
Global Industrial Packaging	$117.1	$146.2	$362.2	$331.9
Paper Packaging & Services	131.8	89.9	329.7	214.3
Land Management	2.1	1.7	6.9	6.7
Total adjusted EBITDA	$251.0	$237.8	$698.8	$552.9
(8) EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. However, because the Company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.
(9) Adjusted EBITDA is defined as net income, plus interest expense, net, plus debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus integration related costs, plus non-cash asset impairment charges, plus non-cash pension settlement charges, plus incremental COVID-19 costs, net, plus gain on disposal of properties, plants, equipment and businesses, net, plus timberland gains, net.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CONSOLIDATED ADJUSTED EBITDA
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2022	2021	2022	2021
Net income	$146.1	$118.4	$291.4	$303.3
Plus: Interest expense, net	14.0	23.9	44.3	75.8
Plus: Debt extinguishment charges	—	—	25.4	—
Plus: Income tax expense	39.9	33.1	105.4	56.5
Plus: Depreciation, depletion and amortization expense	51.4	58.1	165.4	176.2
EBITDA	$251.4	$233.5	$631.9	$611.8
Net income	$146.1	$118.4	$291.4	$303.3
Plus: Interest expense, net	14.0	23.9	44.3	75.8
Plus: Debt extinguishment charges	—	—	25.4	—
Plus: Income tax expense	39.9	33.1	105.4	56.5
Plus: Non-cash pension settlement charges	—	0.4	—	9.0
Plus: Other expense (income), net	7.3	(0.6)	4.9	2.2
Plus: Equity earnings of unconsolidated affiliates, net of tax	(1.6)	(2.1)	(3.6)	(3.1)
Operating profit	$205.7	$173.1	$467.8	$443.7
Less: Non-cash pension settlement charges	—	0.4	—	9.0
Less: Other expense (income), net	7.3	(0.6)	4.9	2.2
Less: Equity earnings of unconsolidated affiliates, net of tax	(1.6)	(2.1)	(3.6)	(3.1)
Plus: Depreciation, depletion and amortization expense	51.4	58.1	165.4	176.2
EBITDA	$251.4	$233.5	$631.9	$611.8
Plus: Restructuring charges	3.1	3.7	10.3	18.8
Plus: Integration related costs	2.2	2.4	5.8	6.2
Plus: Non-cash asset impairment charges	0.7	—	63.1	1.5
Plus: Non-cash pension settlement charges	—	0.4	—	9.0
Plus: Incremental COVID-19 costs, net (10)	—	0.8	—	2.6
Plus: Gain on disposal of properties, plants, equipment, and businesses, net	(6.4)	(3.0)	(12.3)	(1.3)
Plus: Timberland gains, net	—	—	—	(95.7)
Adjusted EBITDA	$251.0	$237.8	$698.8	$552.9
(10) Incremental COVID-19 costs, net includes costs directly attributable to COVID-19 such as costs incurred for incremental cleaning and sanitation efforts and employee safety measures, offset by economic relief received from foreign governments.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT ADJUSTED EBITDA(11)
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2022	2021	2022	2021
Global Industrial Packaging
Operating profit	107.2	122.0	246.2	252.4
Less: Other expense (income), net	7.6	(0.6)	5.2	2.1
Less: Equity earnings of unconsolidated affiliates, net of tax	(1.6)	(2.1)	(3.6)	(3.1)
Less: Non-cash pension settlement charges	—	0.3	—	0.3
Plus: Depreciation and amortization expense	17.1	20.6	56.5	62.8
EBITDA	$118.3	$145.0	$301.1	$315.9
Plus: Restructuring charges	1.5	1.6	6.3	14.6
Plus: Integration related costs	0.3	—	0.3	—
Plus: Non-cash asset impairment charges	—	—	62.4	1.5
Plus: Incremental COVID-19 costs, net	—	0.5	—	1.3
Plus: Non-cash pension settlement charges	—	0.3	—	0.3
Plus: Gain on disposal of properties, plants, equipment and businesses, net	(3.0)	(1.2)	(7.9)	(1.7)
Adjusted EBITDA	$117.1	$146.2	$362.2	$331.9
Paper Packaging & Services
Operating profit	96.7	47.5	215.1	89.1
Less: Non-cash pension settlement charges	—	0.1	—	8.7
Less: Other (income) expense, net	(0.3)	—	(0.3)	0.1
Plus: Depreciation and amortization expense	33.6	36.7	106.7	110.8
EBITDA	$130.6	$84.1	$322.1	$191.1
Plus: Restructuring charges	1.6	2.1	4.0	4.1
Plus: Integration related costs	1.9	2.4	5.5	6.2
Plus: Non-cash asset impairment charges	0.7	—	0.7	—
Plus: Non-cash pension settlement charges	—	0.1	—	8.7
Plus: Incremental COVID-19 costs, net	—	0.3	—	1.3
Plus: (Gain) loss on disposal of properties, plants, equipment and businesses, net	(3.0)	0.9	(2.6)	2.9
Adjusted EBITDA	$131.8	$89.9	$329.7	$214.3
Land Management
Operating profit	1.8	3.6	6.5	102.2
Plus: Depreciation and depletion expense	0.7	0.8	2.2	2.6
EBITDA	$2.5	$4.4	$8.7	$104.8
Plus: Restructuring charges	—	—	—	0.1
Plus: Timberland gains	—	—	—	(95.7)
Plus: Gain on disposal of properties, plants, equipment and businesses, net	(0.4)	(2.7)	(1.8)	(2.5)
Adjusted EBITDA	$2.1	$1.7	$6.9	$6.7
Consolidated EBITDA	$251.4	$233.5	$631.9	$611.8
Consolidated adjusted EBITDA	$251.0	$237.8	$698.8	$552.9
(11) Adjusted EBITDA is defined as net income, plus interest expense, net, plus debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus integration related costs, plus non-cash asset impairment charges, plus non-cash pension settlement charges, plus incremental COVID-19 costs, net, plus (gain) loss on disposal of properties, plants, equipment and businesses, net, plus timberland gains, net. However, because the Company does not calculate net income by segment, this table calculates adjusted EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of consolidated adjusted EBITDA, is another method to achieve the same result.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
ADJUSTED FREE CASH FLOW(12)
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2022	2021	2022	2021
Net cash provided by operating activities	$209.3	$94.9	$370.9	$258.7
Cash paid for purchases of properties, plants and equipment	(37.2)	(36.5)	(112.2)	(94.2)
Free cash flow	$172.1	$58.4	$258.7	$164.5
Cash paid for integration related costs	2.2	2.4	5.8	6.2
Cash paid for incremental COVID-19 costs, net	—	0.7	—	2.6
Cash paid for integration related ERP systems	1.5	2.6	4.5	6.0
Cash paid for debt issuance costs(13)	—	—	2.8	—
Adjusted free cash flow	$175.8	$64.1	$271.8	$179.3
(12) Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for integration related costs, plus cash paid for incremental COVID-19 costs, net, plus cash paid for integration related ERP systems, plus cash paid for debt issuance costs.
(13) Cash paid for debt issuance costs is defined as cash payments for debt issuance related expenses included within net cash used in operating activities.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME, CLASS A EARNINGS PER SHARE AND TAX RATE BEFORE ADJUSTMENTS
UNAUDITED

(in millions, except for per share amounts)	Income before Income Tax (Benefit) Expense and Equity Earnings of Unconsolidated Affiliates, net	Income Tax (Benefit) Expense	Equity Earnings	Non-Controlling Interest	Net Income (Loss) Attributable to Greif, Inc.	Diluted Class A Earnings Per Share	Tax Rate
Three months ended July 31, 2022	$184.4	$39.9	$(1.6)	$4.3	$141.8	$2.36	21.6%
Restructuring charges	3.1	0.8	—	—	2.3	0.04
Integration related costs	2.2	0.5	—	—	1.7	0.02
Non-cash asset impairment charges	0.7	—	—	—	0.7	—
Gain on disposal of properties, plants, equipment and businesses, net	(6.4)	(1.6)	—	—	(4.8)	(0.07)
Excluding adjustments	$184.0	$39.6	$(1.6)	$4.3	$141.7	$2.35	21.5%

Three months ended July 31, 2021	$149.4	$33.1	$(2.1)	$5.4	$113.0	$1.89	22.2%
Restructuring charges	3.7	0.9	—	—	2.8	0.02
Integration related costs	2.4	0.6	—	—	1.8	0.03
Non-cash pension settlement charges	0.4	—	—	—	0.4	0.03
Incremental COVID-19 costs, net	0.8	0.1	—	0.2	0.5	0.01
Gain on disposal of properties, plants, equipment and businesses, net	(3.0)	(0.4)	—	—	(2.6)	(0.05)
Excluding adjustments	$153.7	$34.3	$(2.1)	$5.6	$115.9	$1.93	22.3%

Nine months ended July 31, 2022	$393.2	$105.4	$(3.6)	$14.2	$277.2	$4.63	26.8%
Restructuring charges	10.3	2.5	—	—	7.8	0.13
Debt extinguishment charges	25.4	6.2	—	—	19.2	0.32
Integration related costs	5.8	1.4	—	—	4.4	0.07
Non-cash asset impairment charges	63.1	—	—	—	63.1	1.05
Gain on disposal of properties, plants, equipment and businesses, net	(12.3)	(2.6)	—	(0.2)	(9.5)	(0.16)
Excluding adjustments	$485.5	$112.9	$(3.6)	$14.0	$362.2	$6.04	23.3%

Nine months ended July 31, 2021	$356.7	$56.5	$(3.1)	$17.1	$286.2	$4.80	15.8%
Restructuring charges	18.8	4.5	—	1.3	13.0	0.19
Integration related costs	6.2	1.5	—	—	4.7	0.08
Non-cash asset impairment charges	1.5	0.5	—	0.1	0.9	0.02
Non-cash pension settlement charges	9.0	2.1	—	—	6.9	0.12
Incremental COVID-19 costs, net	2.6	0.6	—	0.3	1.7	0.03
(Gain) loss on disposal of properties, plants, equipment and businesses, net	(1.3)	0.3	—	—	(1.6)	(0.03)
Timberland gains, net	(95.7)	(3.0)	—	—	(92.7)	(1.54)
Excluding adjustments	$297.8	$63.0	$(3.1)	$18.8	$219.1	$3.67	21.2%
The impact of income tax expense and non-controlling interest on each adjustment is calculated based on tax rates and ownership percentages specific to each applicable entity.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET DEBT
UNAUDITED

(in millions)	July 31, 2022	April 30, 2022	July 31, 2021
Total debt	$2,058.7	$2,099.9	$2,267.6
Cash and cash equivalents	(127.5)	(108.7)	(99.8)
Net debt	$1,931.2	$1,991.2	$2,167.8

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
LEVERAGE RATIO
UNAUDITED

Trailing twelve month credit agreement EBITDA (in millions)	Trailing Twelve Months Ended 7/31/2022	Trailing Twelve Months Ended 4/30/2022	Trailing Twelve Months Ended 7/31/2021
Net income	$401.3	$422.7	$351.3
Plus: Interest expense, net	61.2	71.1	101.8
Plus: Debt extinguishment charges	25.4	25.4	—
Plus: Income tax expense	118.5	62.6	75.0
Plus: Depreciation, depletion and amortization expense	223.6	230.3	236.3
EBITDA	$830.0	$812.1	$764.4
Plus: Restructuring charges	14.6	15.2	30.7
Plus: Integration related costs	8.7	8.9	9.7
Plus: Non-cash asset impairment charges	70.5	69.8	3.1
Plus: Non-cash pension settlement charges	0.1	0.5	9.4
Plus: Incremental COVID-19 costs, net	0.7	1.5	3.3
Plus: (Gain) loss on disposal of properties, plants, equipment, and businesses, net	(14.5)	(11.1)	(17.5)
Plus: Timberland gains, net	—	—	(95.7)
Adjusted EBITDA	$910.1	$896.9	$707.4
Credit agreement adjustments to EBITDA(14)	(24.0)	(36.7)	31.7
Credit agreement EBITDA	$886.1	$860.2	$739.1

Adjusted net debt (in millions)	For the Period Ended 7/31/2022	For the Period Ended 4/30/2022	For the Period Ended 7/31/2021
Total debt	$2,058.7	$2,099.9	$2,267.6
Cash and cash equivalents	(127.5)	(108.7)	(99.8)
Net debt	$1,931.2	$1,991.2	$2,167.8
Credit agreement adjustments to debt(15)	(164.8)	(165.5)	(88.4)
Adjusted net debt	$1,766.4	$1,825.7	$2,079.4

Leverage ratio	1.99x	2.12x	2.8x
(14)Adjustments to EBITDA are specified by the 2022 Credit Agreement and include certain timberland gains, equity earnings of unconsolidated affiliates, net of tax, certain acquisition savings, deferred financing costs, capitalized interest, income and expense in connection with asset dispositions, and other items.
(15)Adjustments to net debt are specified by the 2022 Credit Agreement and include the European accounts receivable program, letters of credit, and balances for swap contracts.

GREIF, INC. AND SUBSIDIARY COMPANIES
PROJECTED 2022 GUIDANCE RECONCILIATION
ADJUSTED FREE CASH FLOW
UNAUDITED

	Fiscal 2022 Guidance Range
(in millions)	Scenario 1	Scenario 2
Net cash provided by operating activities	$545.2	$586.2
Cash paid for purchases of properties, plants and equipment	(145.0)	(160.0)
Free cash flow	$400.2	$426.2
Cash paid for integration related costs	6.0	8.0
Cash paid for integration related ERP systems	6.0	8.0
Cash paid for debt issuance costs	2.8	2.8
Adjusted free cash flow	$415.0	$445.0